Agreement

Party A - Zhejiang Joinan Lighting Co., Ltd

Party B - Double Bank Investment Co., Ltd.

Party C - China Green Lighting Limited(CHGL.OB)

Party D - Wang Lixia

Whereas:

1. Party A paid RMB 6,000,000 to Party B in May, 2011;

2. Party D has paid the cost of listing Party A onto OTCBB in the US in an amount of RMB 4,474,521;

Party A, B, C and D agree to enter in the Agreement:

I. Party C agrees to undertake the cost of listing in an amount of RMB 4,474,521 paid by Party D;

II. Party B shall pay RMB 4,474,521 directly to Party D;

III. The relation of claims and liabilities among Party A, B, C and D as a result shall become:

1. The amount payable to Party A by Party C, and receivable from Party C to Party A shall be RMB 4,474,521;

2. Any relation of claims and liabilities between Party C and Party D shall not exist thereafter.

IV. This Agreement shall be executed in four counterparts with each party holding one. All the counterparts shall constitute the same and original agreement.

The following serves for signing purpose:

Party A: Zhejiang Joinan Lighting Co., Ltd
Representative: /s/

Party B: Double Bank Investment Co., Ltd.
Representative: /s/

Party C: CHINA GREEN LIGHTING LIMITED (CHGL..OB)
Representative: /s/

Party D: Wang Lixia
Signature: /s/

Date: September 30, 2011